Exhibit 10.2

AMENDMENT NUMBER FOUR
TO CREDIT AGREEMENT

This AMENDMENT NUMBER FOUR TO CREDIT AGREEMENT (this “Amendment”) is entered into as of August 13, 2008, by the lenders identified on the signature pages hereof (the “Lenders”), WELLS FARGO FOOTHILL, INC., a California corporation (“Agent”; and together with the Lenders, the “Lender Group”), as the arranger and administrative agent for the Lenders, and 155 EAST TROPICANA, LLC, a Nevada limited liability company (“Parent”) and each of Parent’s Subsidiaries identified on the signature pages hereof (such Subsidiaries, together with Parent, are referred to hereinafter each individually as “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), with reference to the following:

WHEREAS, Borrowers and the Lender Group are parties to that certain Credit Agreement, dated as of March 29, 2005, as amended by that certain Amendment Number One to Credit Agreement, dated as of January 30, 2006, as further amended by that certain Amendment Number Two to Credit Agreement dated as of June 2, 2006 and as further amended by that certain Amendment Number Three to Credit Agreement dated as of December 15, 2006 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, Borrowers have requested that the Lender Group make certain amendments to the Credit Agreement; and

WHEREAS, subject to the terms and conditions set forth herein, the Lender Group is willing to make the amendments requested by Borrowers.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.     Defined Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement, as amended hereby.

2.     Amendments to Credit Agreement.

(a)           Section 3.4 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“3.4        Term.  This Agreement shall continue in full force and effect for a term ending on September 30, 2011 (the “Maturity Date”).  The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this

Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.”

3.     Conditions Precedent to Amendment.  The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Amendment and each and every provision hereof:

(a)           Agent shall have received this Amendment and that certain First Amendment to the Fee Letter, duly executed by the parties hereto, and the same shall be in full force and effect.

(b)           Agent shall have received an amendment fee in the amount of $150,000, which amount Borrowers authorize Agent, for the benefit of the Lenders, to charge to the Loan Account.  Such fee shall be fully earned and paid in full in immediately available funds on or before the date hereof.

(c)           The representations and warranties herein and in the Credit Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date).

(d)           No Default or Event of Default shall have occurred and be continuing on the date hereof, nor shall result from the consummation of the transactions contemplated herein.

(e)           No Material Adverse Change shall have occurred, nor shall result from the consummation of the transactions contemplated herein.

(f)            No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against any Borrower, any Guarantor, Agent, or any Lender.

4.     Representations and Warranties.  Each Borrower represents and warrants to the Lender Group as follows:

(a)           It is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and is qualified to do business in any state where the failure to be so qualified reasonably could be expected to result in a Material Adverse Change.

(b)           The execution, delivery, and performance of this Amendment and of the Credit Agreement, as amended hereby, (i) are within its powers, (ii) have been duly authorized by all necessary action, and (iii) are not in contravention of any law, rule, or regulation applicable to it, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or Governmental Authority, or of the terms of its Governing Documents, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected.

(c)           This Amendment and the Credit Agreement, as amended hereby, are legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms.

(d)           No Default or Event of Default has occurred and is continuing on the date hereof or as of the date upon which the conditions precedent set forth herein are satisfied.

5.     Release by Borrower.

(a)           Effective on the date hereof, each Borrower, for itself and on behalf of its respective successors, assigns, and officers, directors, employees, agents and attorneys, and any Person acting for or on behalf of, or claiming through it, hereby waives, releases, remises and forever discharges Agent and each Lender, each of their respective Affiliates, and each of their respective successors in title, past, present and future officers, directors, employees, limited partners, general partners, investors, attorneys, assigns, subsidiaries, shareholders, trustees, agents and other professionals (each a “Releasee” and collectively, the “Releasees”), from any and all past, present and future claims, suits, liens, lawsuits, adverse consequences, amounts paid in settlement, debts, deficiencies, diminution in value, disbursements, demands, obligations, liabilities, causes of action, damages, losses, costs and expenses of any kind or character,  whether based in equity, law, contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law (each a “Claim” and collectively, the “Claims”), whether known or unknown, fixed or contingent, direct, indirect, or derivative, asserted or unasserted, matured or unmatured, foreseen or unforeseen, past or present, liquidated or unliquidated, suspected or unsuspected, which such Borrower ever had, now has, or might hereafter have against any such Releasee which relates, directly or indirectly to the Credit Agreement, any other Loan Document, or to any acts or omissions of any such Releasee with respect to the Credit Agreement or any other Loan Document, or to the lender-borrower relationship evidenced by the Loan Documents, except for the duties and obligations set forth in the Loan Documents.  As to each and every Claim released hereunder, each Borrower hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, specifically waives the benefit of the provisions of Section 1542 of the Civil Code of California which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

As to each and every Claim released hereunder, each Borrower also waives the benefit of each other similar provision of applicable federal or state law (including without limitation the laws of the state of New York), if any, pertaining to general releases after having been advised by its legal counsel with respect thereto.

Each Borrower acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such Claims and agrees that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts.  Each Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(b)           Each Borrower, for itself and on behalf of its respective successors, assigns, and officers, directors, employees, agents and attorneys, and any Person acting for or on behalf of, or claiming through it, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any claim released, remised and discharged by such Person pursuant to the above release.  Each Borrower further agrees that it shall not dispute the validity or enforceability of the Credit Agreement or any of the other Loan Documents or any of its obligations thereunder, or the validity, priority, enforceability or the extent of Agent’s Lien on any item of Collateral under the Credit Agreement or the other Loan Documents.  If any Borrower or any of its respective successors, assigns, or officers, directors, employees, agents or attorneys, or any Person acting for or on behalf of, or claiming through it violate the foregoing covenant, such Person, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by such Releasee as a result of such violation.

6.     Choice of Law.  The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the laws of the State of New York.

7.     Counterpart Execution.  This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.  Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method shall be equally as effective as delivery of an original executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

8.     Effect on Loan Documents.

(a)           The Credit Agreement, as amended hereby, and each of the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects.  The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power, or remedy of Agent or any Lender under the Credit Agreement or any other Loan Document.  The waivers, consents, and modifications herein are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse future non-compliance with the Loan Documents, and shall not operate as a consent to any further or other matter under the Loan Documents.

(b)           Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

(c)           To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

(d)           This Amendment is a Loan Document.

9.     Entire Agreement.  This Amendment embodies the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous agreements or understandings with respect to the subject matter hereof, whether express or implied, oral or written.

10.   Expenses.  Borrowers agree to reimburse the Lender Group for the Lender Group Expense incurred in connection with this Amendment, including the reasonable legal fees and disbursements of Paul, Hastings, Janofsky & Walker LLP, as counsel for the Agent.

[signature page follows]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

155 EAST TROPICANA, LLC, a Nevada limited liability company, as a Borrower

By:	/s/ Deborah J. Pierce
Title:	Deborah J. Pierce, Chief Financial Officer

155 EAST TROPICANA FINANCE CORP. a Nevada corporation, as a Borrower

By:	/s/ Deborah J. Pierce
Title:	Deborah J. Pierce, Treasurer

WELLS FARGO FOOTHILL, INC., a California corporation, as Agent and as a Lender

By:	/s/ Steven S. Scott
Title:	Vice President

AMENDMENT NUMBER FOUR TO CREDIT AGREEMENT